Exhibit 24.2

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“AB InBev”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of AB InBev, without nominal value, and American Depositary Shares, evidenced by American Depositary Receipts, each representing one ordinary share without nominal value, in each case to be offered and sold by AB InBev (the “Securities”) pursuant to the Stock Option Plan – Stock Options Grant of 18 December 2009, the Long-Term Incentive Plan – Stock Options Grant of 18 December 2009, the plans underlying the Dividend Waiver and Exchange Program, the Share Based Compensation Plan March 2010 and the Share Based Compensation Plan March 2010 for EBM, GHQ & NY. Such Securities will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary or any Assistant Corporate Secretary of AB InBev, and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by AB InBev pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Date: February 24, 2010	By:	/s/ John Blood
	Name:	John Blood
	Title:	Authorized Representative in the United States

[Signature page of Power of Attorney]